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                                                               Exhibit 99(c)


                       DISTRIBUTION AGREEMENT BETWEEN

                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                     AND

               PRUDENTIAL RETIREMENT BROKERAGE SERVICES, INC.

         AGREEMENT made as of the 1st day of April, 2004 by and between Connecticut General Life Insurance Company, a Connecticut corporation ("CG"), on its own behalf and on behalf of certain of its separate accounts ("Accounts") named in Attachment A to this Agreement, as said Attachment may be amended from time to time, and Prudential Retirement Brokerage Services, Inc., a Delaware corporation ("Distributor").

         WHEREAS, the Accounts are or will be established under the authority of the Board of Directors of CG in order to set aside and invest assets attributable to certain variable annuity contracts and variable life insurance policies (together, "Policies") issued by CG;

         WHEREAS, the Accounts are or will be registered under the Investment Company Act of 1940, as amended ("the '40 Act") and the Policies are or will be registered under the Securities Act of 1933, as amended ("the '33 Act"), unless exemptions from registration under the '40 Act and '33 Act are available;

         WHEREAS, Distributor is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("the '34 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

         WHEREAS, CG and the Accounts desire to have the Policies sold and distributed by and through Distributor, and Distributor is willing to sell and distribute such Policies and arrange for their sale and distribution by other broker-dealers under the terms stated herein; and

         WHEREAS, Distributor may desire to appoint CG, the issuer of the Policies, as its agent to receive money and perform other services.

NOW, THEREFORE, in consideration of the covenants hereinafter contained, CG and Distributor agree as follows:

         1. Underwriter. CG hereby appoints Distributor as principal distributor of the Policies during the term of this Agreement. CG reserves the right, however, to refuse at any time or times to sell any Policies hereunder for any reason, and CG maintains ultimate responsibility for Policy underwriting.

         2. Undertakings Regarding Sales by Distributor. Distributor shall use reasonable efforts to sell the Policies but does not agree hereby to sell any specific number of Policies and shall be free to act as underwriter of other securities. All premiums for Policies shall be held in a fiduciary capacity and remitted promptly (and in any event within 30 days or such shorter period




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as may be required by law) in full, together with such application, forms and any other required documentation to CG, and Distributor hereby appoints CG as agent of Distributor to receive premiums on Distributor's behalf. Checks or money orders in payment of premiums shall be drawn to the order of "Connecticut General Life Insurance Company." Distributor agrees to offer each Policy for sale in accordance with any prospectus then in effect for such Policy. Distributor is not authorized to give any information or to make any representations concerning any Policy other than those contained in the current prospectus for such Policy as filed with the SEC or in such sales literature as may be authorized by CG. CG shall review and approve or disapprove all proposed advertising concerning the Policies prior to its use.

         3. Compliance. Distributor shall conform to the Conduct Rules of the NASD, and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Policies. Distributor shall take reasonable steps to ensure that its associated persons sell Policies to persons for whom a Policy is suitable. Distributor agrees to make timely filings with the SEC, the NASD, and such other regulatory authorities as may be required of any sales literature relating to the Policies and intended for distribution to prospective investors. Distributor also agrees to furnish to CG sufficient copies of any agreements or plans it intends to use in connection with any sales of Policies. Distributor further agrees to provide information or reports with respect to its services hereunder pursuant to request by any regulatory authority having jurisdiction with respect thereto, in order that such regulatory authority may ascertain whether CG's variable product operations are being conducted in a manner consistent with applicable laws and regulations.

         4. Registration and Qualification of Policies. CG agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by Distributor for the purpose of qualifying and maintaining qualification of the Policies for sale under applicable state law and for maintaining the registration of the Accounts and interests therein, respectively, under the '40 Act and the '33 Act, to the end that there will be available for sale from time to time such amount of the Policies as Distributor and other broker-dealers may reasonably be expected to sell. CG shall advise Distributor promptly of (a) any action of the SEC or any authority of any state or territory of which it may be advised, affecting registration or qualification of any Account, or the right to offer the Policies for sale, and (b) the happening of any event which makes untrue any statement or which requires the making of any change in the registration statement or prospectus in order to make the statements therein not misleading.

         5. Independent Contractor Status. Distributor shall be an independent contractor. Distributor is responsible for its own conduct and for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder. All persons selling Policies shall be duly licensed as insurance agents, with variable contract authority if necessary, pursuant to applicable state laws, and CG shall have responsibility for arranging for such licensing.

         6. Sales by Additional Broker-Dealers. Distributor, with CG's written consent for each such distributor, may enter into consulting and/or wholesaling agreements with broker-dealer distributors to obtain assistance in locating broker-dealers who are willing to enter into sales agreements for the sale of the Policies. In addition, Distributor or CG may enter into sales agreements with other independent broker-dealers for the sale of Policies, provided, however, that with respect to any such other independent broker-dealer, Distributor shall obtain CG's written consent. Notwithstanding the above, CG expressly reserves to itself the ultimate

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responsibility and authority for direction and control of the underwriting services provided hereunder and ultimate control over, and responsibility for, marketing the Policies; including the ultimate right to appoint agents and broker-dealers selling Policies, and to terminate an agent and/or broker-dealer, once appointed.

         7. Expenses Paid by CG. While Distributor continues to act as agent of CG to obtain applications for and to sell Policies, and provided Distributor (as distinguished from its associated persons) receives no commission for the sale of the Policies, CG shall pay the following:

         (a) all expenses of printing and distributing any prospectus for use in offering the Policies for sale and all other copies of any such prospectus used by Distributor, and

         (b) all other expenses of advertising and of preparing, printing and distributing all other literature or material for use in connection with offering the Policies for sale.

         8. Interests in and of Distributor. It is understood that any of the policyholders, directors, officers, employees and agents of CG may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, Distributor, any affiliated person of Distributor, any organization in which Distributor may have an interest or any organization which may have an interest in Distributor; that Distributor, any such affiliated person or any such organization may have an interest in CG; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as otherwise provided in the Charter, Articles of Incorporation or By-Laws of CG and Distributor, or by specific provision of applicable law.

         9. Compensation for Sales of Policies and Appointments of CG as Agent of Distributor.

         (a) For sales of the Policies by associated persons of Distributor and the continuing obligations of Distributor set forth herein, CG may pay to the associated persons of Distributor on behalf of Distributor commissions. Any commission arrangement shall be described in a schedule which shall be attached hereto as Schedule A, and which may be amended from time to time by CG without prior notice. For Policies sold under agreements that Distributor enters into with other broker-dealers on behalf of Distributor CG shall pay commissions set forth in a schedule which must be attached to any such agreement, as such schedule may be amended from time to time by CG.

         (b) CG agrees to maintain all required books of account and related financial records on behalf of Distributor. All such books and records shall be maintained and preserved pursuant to Rules 17a-3 and 17a-4 under the '34 Act (or the corresponding provisions of any future federal securities laws or regulations). In addition, CG agrees to maintain records of all sales commissions paid to the associated persons of Distributor and any other broker-dealers pursuant to paragraph (a) above for the sale of Policies. All such books and records shall be owned by and under the control of CG. CG also agrees to send to Distributor's customers all required confirmations of customer transactions, and on behalf of Distributor to pay all sales commissions due and payable to the associated persons of Distributor and/or to other broker-dealers duly authorized by Distributor to sell the Policies.


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         10. Indemnification.

         (a) CG agrees to indemnify and hold harmless Distributor and each director or officer thereof and each person, if any, who is associated with Distributor within the meaning of the '34 Act against any and all loss, liability, claims damage, and expenses whatsoever (including any and all expenses reasonably incurred in investigating or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue registration statement, or sales material relating to the Policies prepared by CG or supplied to Distributor by CG, or in any application filed in any state in order to qualify the same for sale, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Distributor agrees to indemnify and hold harmless CG and each director or officer thereof, and each person, if any, who controls CG within the meaning of the '33 Act, its agents, subsidiaries and employees, against any and all loss liability, claims, damages, and expense whatsoever (including but not limited to any and all expenses reasonably incurred in investigating or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue statement or representation made (except as such statements may be made in reliance on the prospectus, registration statement and sales material supplied by CG), the failure to deliver a currently effective prospectus (provided that Distributor shall be entitled to rely on representations by CG as to which prospectus is currently effective at any point in time and Distributor shall not be liable for delivering a prospectus that is not currently effective at the time of delivery thereof due to a misrepresentation of the currency thereof by CG or other failure by CG to notify Distributor that such prospectus was no longer effective) or the use of any unauthorized sales literature by Distributor (or its employees) in connection with the sale of the Policies.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any such litigation or claim, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such litigation or claim is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation.

         11. Liability. Each party shall be liable for its own misconduct and negligence hereunder.

         12. Effective Date and Termination. This Agreement shall act to amend any previous agreement between the parties styled in whole or in part as a principal underwriting agreement shall be effective as of the date first above written, and:

         (a) shall continue in force from year to year thereafter, subject to prior termination as provided herein;


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         (b) may at any time be terminated by CG upon sixty days' written notice to Distributor;

         (c) may at any time be terminated by CG if CG reasonably determines that Distributor has failed to perform in a satisfactory manner;

         (d) shall terminate automatically in the event of its attempted assignment by Distributor and shall not be assignable by CG except with the written consent of Distributor;

         (e) may at any time be terminated by Distributor upon sixty days' written notice to CG.

Termination of this agreement pursuant to this Section shall be without payment of any penalty. In the event of termination for any reason, CG shall retain all records relating hereto, free from any claim or retention of rights by Distributor, provided, however, that copies of all records will be made available to regulatory authorities having jurisdiction over Distributor.

Notwithstanding the foregoing, Distributor shall not terminate this Agreement prior to December 31, 2004 except as required by law or due to a default by CG which, if capable of cure, is not cured within any applicable grace or notice period. This Agreement shall immediately terminate in event of its assignment (as that term is defined in the 1940 Act).

For purposes hereof, the term "default" shall include, without limitation:
(a) an Account's failure to maintain a required effective registration under the 1940 Act or the Securities Act of 1933; (b) inclusion in a relevant registration statement, prospectus, statement of additional information or other marketing material prepared by CG of an untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (c) a material breach by CG of any representation, warranty or covenant in this Agreement, or (d) a failure to pay when due any amount due to Distributor.

         13. Confidentiality. Distributor agrees not to disclose or use any records or information obtained hereunder in any manner whatsoever except as expressly authorized herein, will keep confidential any information obtained pursuant hereto, and disclose such information only if CG has authorized such disclosure, or if such disclosure is expressly required by state or federal regulatory authorities having appropriate jurisdiction or otherwise by force of law.

         14. Amendment. This Agreement may be amended only by an instrument in writing signed by both parties.




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         15. Applicable Law and Liabilities. This Agreement is executed and delivered in the State of Connecticut and shall be governed by and construed in accordance with the laws of Connecticut (other than its rules with respect to conflicts of law). To the extent any provisions herein contained conflict with any applicable provisions of law, the latter shall control and this Agreement shall, to that extent, be deemed modified.

                                   CONNECTICUT GENERAL LIFE INSURANCE
                                   COMPANY


                                   By: /s/ Jeffrey S. Winer
                                      ------------------------
                                   Name: Jeffrey S. Winer
                                   Title: Vice President

                                   PRUDENTIAL RETIREMENT BROKERAGE SERVICES,
                                   INC.


                                   By: /s/ John Y. Kim
                                      ------------------------
                                   Name: John Y. Kim
                                   Title: President





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Attachment A

Separate Accounts

     1. CG Variable Life Insurance Separate Account A Established May 22, 1995 File Number 811-7317 (Group Registered Product)

     2.  CG Corporate Insurance Variable Life Separate Account 02
         Established February 22, 1996 File Number 811-7563 (COLI Registered Product)

     3. Separate Accounts of Connecticut General Life Insurance Company exempt from registration under the Investment Company Act of 1940 issuing privately placed corporate and bank owned life insurance products, now existing or created after the date of this Agreement